Exhibit 10.8

IN ACCORDANCE WITH ITEM 601 OF REGULATION S-K, CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THE EXHIBIT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [*] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Working Capital Loan Contract

No.: SHZZX3910120180068

Party A (borrower): Shenzhen Bestman Precision Instrument Co., Ltd.

Address: Floor 4, Building 210, Nanyou No.2 Industrial Zone, Xiangnan Road, Nanshan District, Shenzhen

Postal code: 518000

Legal representative: Yong Bai

Telephone: [*]

Fax:/

Bank of basic deposit account:/

Account number:/

Party B (Lender): Hua Xia Bank Co., Ltd. Shenzhen Jian 'an Sub-branch

Address: Huaxia Bank, Haiya Binfen City, Jian 'an 1st Road, Baoan District, Shenzhen

Postal code: 518000

Legal representative/principal in charge: Jian Xiao

Tel: [*]

Fax: [*]

In accordance with the relevant laws and regulations of the People's Republic of China, and on the basis of the principle of fairness, this contract is concluded by both parties through consultation.

Article 1 Types of loans

1.1 The loan under this contract is a working capital loan.

Article 2 Loan amount and currency

2. 1 The loan currency under this contract is ☑RMB ☒Dollar ☒Other currencies /.

2.2 The loan amount under this contract is (in words) ten million yuan only.

Article 3 Purpose of loan

3.1 The loan under this contract can only be used for the loan purpose stated in the Withdrawal Application of Working Capital Loan (hereinafter referred to as "Withdrawal Application", with the format shown in the annex) approved by Party B. Without the written consent of Party B, Party A shall not change the loan purpose.

Article 4 Term of loan

4. 1 The loan term under this contract is five years, from December 27, 2018 to December 27, 2023.

4.2  Party A chooses the following ways to withdraw the loan under this contract:

☑ Extracted at one time on December 27th, 2018. Party A shall send a withdrawal application to Party B at least/working days before the agreed withdrawal date, and the withdrawal can only be made after Party B's approval.

☒ Withdraw money during the following withdrawal periods:

The withdrawal period is from the signing date of this contract to / year / month / day, and all withdrawals shall be made within the withdrawal period. Party A shall send a withdrawal application to Party B at least three working days before the planned withdrawal date, and the withdrawal can only be made after Party B's approval.

Before each planned withdrawal by Party A, all withdrawal conditions stipulated in Article 6 of this contract should have been met, otherwise Party B has no obligation to provide any loan to Party A.

4.3 Party A chooses the following ways to repay the loan principal under this contract:

☒ Repay the principal in one lump sum on / year / month / day.

☑ Repay the principal in installments according to the following order, time and amount:

/    Year /    Month /    Day, amount (in words) /    ;

/    Year /    Month /    Day, amount (in words) /    ;

/    Year /    Month /    Day, amount (in words) /    ;

/    Year /    Month /    Day, amount (in words) /    ;

/    Year /    Month /    Day, amount (in words) /    ;

Pay interest on a monthly basis. After the loan is issued, the loan principal of 1 million yuan will be repaid in the third year and 1.5 million yuan in the fourth year, and the balance will be settled once due.

☒ Repay according to the due date indicated in the withdrawal application approved by Party B.

4.4 If the loan withdrawal date and maturity date recorded in the loan voucher under this contract are inconsistent with the above agreement or withdrawal application, the time recorded in the loan voucher under this contract shall prevail. The withdrawal application, loan voucher and other documents confirmed by both parties as annexes to this contract constitute an integral part of this contract and have the same legal effect as this contract.

Article 5 Loan Interest Rate

5.1 The loan interest rate under this contract shall be implemented as follows:

☑ The loan interest rate under this contract is 7.22% (annual interest rate). If the People's Bank of China adjusts the benchmark interest rate of the loan after the contract is signed and before the loan is actually issued, the loan interest rate under the contract will be implemented according to the adjusted benchmark interest rate for the same period and the floating ratio agreed in Clause 5. 5 of the contract.

☒ Party A and Party B shall determine the benchmark interest rate of foreign exchange loan published by Party B once every / month, and the interest rate from the withdrawal date to the first interest settlement date is /%(annual interest rate).

☒ A floating interest rate consisting of / month's/(LIBOR/HIBOR)+ /% spread, which fluctuates once every / month. (LIBOR interest rate refers to the interbank offered rate of the above-mentioned term and currency published by the British Bankers Association [BBA] provided by [REUTERS] and other financial and telecommunication terminals issued by Party B's head office two banking days before the lending date or two banking days before the interest rate adjustment date; HIBOR interest rate refers to the interbank interest rate of the above-mentioned term and currency published by Hong Kong Association of Banks [HKAB], which is provided by [REUTERS] and other financial and telecommunication terminals issued by Party B's head office two banking days before the lending date or two banking days before the interest rate adjustment date. )

☒ Other: /

5.2 The interest of the loan under this contract starts from the actual withdrawal date, and the calculation formula of interest is: interest = Actual loan balance × actual days during the interest period × annual interest rate /360 (days).

5.3 The interest settlement of the loan under this contract shall be in one of the following ways:

☑ Interest is settled monthly, with the interest payment date being 20th of each month, and the last interest payment date being the expiration date of the contract;

☒ Settle interest quarterly, with the interest payment date being the 20th of the last month of each quarter, and the last interest payment date being the expiration date of the contract;

☒ With the principal paid off, the interest will be paid off in one lump sum on the maturity date of the principal;

☒ / .

5.4 After the RMB loan is issued, if the People's Bank of China adjusts the benchmark loan interest rate for the same period, it shall be handled as follows:

☒ The contract interest rate is unchanged;

☒ The contract interest rate shall be adjusted on the adjustment date of the benchmark interest rate of loans with the same term announced by the People's Bank of China;

☑ Interest is settled on a monthly basis, and the interest rate of this contract is adjusted on a monthly basis. The adjusted interest rate of the contract loan comes first after the interest rate adjustment.

It will be applicable from the day after the interest payment date;

☒ Interest is settled quarterly and the contract interest rate is adjusted quarterly. The adjusted contract loan interest rate shall be applicable from the day after the first interest payment date after the interest rate adjustment;

☒ The contract interest rate is adjusted annually;

☒ Other agreements: / .

5.5 When the adjustment is made according to the stipulations in 5.1 and 5.4, it will be increased by 52% according to the benchmark interest rate adjusted by the People's Bank of China for the same period.

5.6 If the contract loan interest rate changes, the penalty interest rate under this contract will automatically change accordingly, and it will be applied at the same time as the contract loan interest rate, and will be calculated by sections.

5.7 For the adjustment according to the above regulations, Party B does not need to obtain the consent of Party A separately.

Article 6 Withdrawal conditions

6.1 When Party A withdraws money, it must meet the following preconditions:

6.1.1 Party A has completed the administrative license, approval, registration and other legal procedures related to the loan under this contract in accordance with relevant laws, regulations and rules;

6.1.2 Party A has submitted relevant documents that meet the requirements of Party B;

6.1.3 The guarantee under this contract has gone through all the formalities agreed by both parties and is effective/the mortgage right has been established/the pledge right has been established;

6.1.4 Party A does not have any breach of the Contract;

6.1.5 By the time of withdrawal, the statements and guarantees made by Party A in this contract are still true, accurate and effective;

6.1.6 By the time of withdrawal, the operating status and financial status of Party A are basically the same as those at the time of signing this contract, without any significant adverse changes.

6.2 After meeting the above conditions, Party A shall go through the withdrawal formalities at Party B according to the agreement in this contract, and sign the loan voucher with Party B. The loan voucher is an integral part of this contract and has the same effect as this contract.

6.3 When Party A fails to meet the withdrawal conditions, lending does not constitute a performance defect of Party B, nor does it mean that Party B gives up asking Party A to meet the above withdrawal conditions. Party A shall immediately submit relevant materials to Party B when the withdrawal conditions are met.

6.4 Even if Party A meets the withdrawal conditions, under any circumstances, Party B has the right to terminate or suspend all or part of the withdrawal at any time without prior notice to Party A. At this time, it will not constitute a breach of contract by Party B.

Article 7 Issuance and payment of loan funds

7.1 The loan under this contract is issued and paid as follows:

☒ Party A's independent payment method.

☑ Entrusted payment method of Party B.

☒ If the payment object has been determined and the single payment amount is less than       /      RMB/Yuan (or equivalent foreign currency), Party A shall pay it independently; Where the payment object has been determined and the single payment amount reaches or exceeds       /      RMB/(or equivalent foreign currency), Party B shall be entrusted to pay. If the payment object is not determined, Party A shall pay for it independently.

7.2  If Party A pays by itself, Party B shall review the Application for Withdrawal of Working Capital Loan (applicable to independent payment) stamped by Party A, and upon approval, the loan funds will be released to Party A's account, and then Party A will pay to the counterparty meeting the agreed purpose by itself in the agreed way.

7.3  If Party B is entrusted to pay, Party B shall, according to the agreed loan purpose, check whether the information of payment object and payment amount listed in the payment application provided by Party A is consistent with the corresponding business contract and other supporting materials. After approval, according to the Application for Withdrawal of Working Capital Loan (applicable to entrusted payment) stamped by Party A and the meaning of entrusted payment in it, Party B will release the loan fund to Party A's account and directly pay it to Party A's counterparty who meets the agreed purpose.

7.4  If Party A pays by itself, Party A shall report the payment of loan funds to Party B on a monthly basis, and Party B has the right to check whether the loan payment meets the agreed purpose at any time by means of account analysis, voucher inspection and on-site investigation.

7.5  If Party A pays independently, when the single payment amount of Party A reaches the entrusted payment standard of Party B, it is necessary to apply to Party B for changing the payment method of funds, which can only be paid externally after Party B's approval.

7.6 Where the entrusted payment is made by Party B, Party A shall provide relevant information such as counterparty information, borrowing materials, etc. according to Party B's requirements. If the entrusted payment cannot be made due to the untrue, inaccurate, incomplete and invalid information provided by Party A, Party B will not be liable.

7.7 The loan funds shall not be paid to Party A's brokerage company in the capital market or the counterparties that are related to Party A and do not meet the loan purpose.

Article 8 Post-loan fund monitoring

8.1  Party A shall open a special fund withdrawal account designated by Party B (account number:     ), or designate a special fund withdrawal account (account number: / ) opened in another bank. If the capital withdrawal account is the account of another bank, the statement should be provided every   /  month.

8.2 Party B has the right to monitor the above-mentioned capital withdrawal account, and Party A shall timely provide Party B with the capital in and out of this account.

8.3 Party B has the right to negotiate with Party A to sign an account management agreement separately according to Party A's credit status and financing situation, so as to clearly stipulate the management of the withdrawal of funds from the designated account.

Article 9 Repayment of loans

9.1 Party A's repayment source includes but is not limited to operating income. Party A promises not to invoke the above agreement to refuse to perform the repayment obligation under this contract under any circumstances, and no matter any other contract to which Party A is a party has any agreement on the repayment fund source of Party A, this agreement will not affect the performance of Party A's repayment obligation under this contract.

9.2 Party A shall deposit the due amount (interest, principal) into the account opened by Party B before the end of Party B's business hours on the repayment date (interest payment date, repayment date), and Party B has the right to directly transfer it from its account. In case of legal holidays, it will be postponed to the first working day after the end of legal holidays.

9.3 Party B has the right to directly transfer the outstanding amount of Party A from the accounts opened by Party A in all business institutions of Huaxia Bank Co., Ltd. If the currency of the remittance is different from the currency under this contract, it shall be converted according to the foreign exchange quotation published by Party B on the day of remittance.

9.4 The amount paid by Party A (including the amount transferred by Party B according to this contract) shall be paid off in the following order: expenses for realizing creditor's rights and guarantee rights, damages, liquidated damages, compound interest, overdue interest and default interest, interest and principal, and Party B has the right to change the above order.

9.5 Party A shall submit a written application to Party B ten working days in advance to repay the loan in advance, with the written consent of Party B, and deal with it in the following ways:

☑ Party B shall calculate and collect interest according to the loan interest rate agreed in this contract and the actual number of days;

☒ In addition to the interest charged according to the loan interest rate agreed in this contract and the actual loan days, Party B shall take compensation according to the prepayment amount, but the maximum amount shall not exceed the prepayment amount × the loan interest rate agreed in this contract / 360 × the advance days.

Article 10 Loan Guarantee

10.1 If the loan under this contract is a secured loan, the guarantee method is: ☑ guarantee ☑ mortgage ☒ pledge ☒   /  . The guarantee contract is signed separately by the guarantor and Party B.

10.2 If the loan guarantee under this contract is the maximum guarantee, the corresponding maximum guarantee contract is:

☒ Guarantee Contract for Maximum Amount signed by the Guarantor   /   and Party B (No.: / );

☒ Maximum Mortgage Contract (No.: / ) signed by the Mortgagor   /   and Party B;

☒ The Pledge Contract of Maximum Amount signed by the Pledger / and Party B (No.: / );

☒  /.

☒  / .

☒  /  .

Article 11 Financial Agreement

During the term of this contract, Party A shall abide by the following financial indicators:

  /

Article 12 the statement and guarantee of party a

Party A hereby represents and guarantees to Party B as follows:

12.1 Party A is a legally registered and valid entity, and has the right to dispose of the property it manages, operate the business related to the loan purpose under this contract, and sign and perform this contract.

12.2 The signing of this contract by Party A has been approved by the competent department at a higher level or the board of directors of the company according to law, and all necessary authorizations have been obtained.

12.3 When Party A signs and performs this contract, it does not violate any regulations or agreements that are binding on Party A and its assets, any guarantee agreements and other agreements signed by Party A with others, and any other documents, agreements and commitments that are binding on Party A.

12.4 Party A guarantees to provide complete documents and materials as required by Party B, and that the documents and materials provided are true, accurate, complete, legal and effective.

12.5 All behaviors and performances of Party A related to environmental and social risks comply with the requirements of laws and regulations, and there are no major litigation cases related to environmental and social risks.

Article 13 Rights and obligations of Party A.

13.1 According to Party B's requirements, a settlement account shall be opened in Party B or its designated institution, and Party B shall monitor these accounts in accordance with the relevant provisions of this contract.

13.2 The loan shall be used according to the purpose agreed in this contract, and shall not be used for fixed assets, equity and other investments, or for fields and purposes prohibited by the state from production and operation.

13.3 Party A shall not use the working capital loan for other purposes, and shall, according to Party B's requirements, cooperate with the pre-loan investigation, loan payment management, post-loan management and other relevant inspections of Party B, and timely provide, including but not limited to:

13. 3.1 Business license, certificate of organization code, identity certificate of legal representative and necessary personal information, list of members of the board of directors, principal responsible person, financial person-in-charge, business license, tax registration certificate of the tax department that has passed the annual inspection, copy of tax payment certificate of the tax department and loan certificate (card) provided by Party B according to the required years;

13.3.2 All account banks, account numbers, deposits and loans;

13. 3.3 Provide audited balance sheet, profit and loss statement, statement of changes in shareholders' equity, sales volume, cash flow statement, financial statements, notes and explanations according to the required life of Party B;

13.3.4 Production and operation plans and statistical statements;

13. 3.5 All external guarantees (including any institutions of Party B);

13.3.6 Information of all affiliated enterprises and related relationships, as well as the related transactions that have occurred and are about to occur, which account for more than 10% of its net assets, and the mutual guarantees among group customers;

13.3.7 Cases of litigation, arbitration, administrative punishment, debt disputes with others, and cases of personal criminal filing, complaint and punishment of management personnel;

13.3.8 Use records and data of the loan under this contract.

13.4 The loan principal and interest shall be repaid according to the contract.

13.5 should include but not limited to foreign investment, substantial increase in debt financing, contracting, leasing, custody, asset restructuring, debt restructuring, equity restructuring, equity transfer, joint venture, merger (merger), division, joint venture (cooperation), reduction of registered capital or application for suspension of business for rectification, application for dissolution (or cancellation), application for reorganization, reconciliation and bankruptcy, etc., its own system and solvency. Party B shall implement the obligation to pay off the debts under this contract with the written consent of Party B, or provide a new guarantee with the written approval of Party B. Otherwise, the above activities shall not be carried out before all the debts under this contract are paid off.

13.6 Party A shall notify Party B in writing within three days of any changes in its own system and legal status, including but not limited to being declared to suspend business for rectification, being declared closed, being declared dissolved (revoked), being applied for reorganization, bankruptcy, etc., and at the same time take sufficient and effective measures to protect Party B's creditor's rights.

13.7 Party A shall notify Party B in writing within three days after any other circumstances that endanger its normal operation or the safety of Party B's creditor's rights, and take sufficient and effective measures to protect Party B's creditor's rights.

13.8 Where Party A changes its domicile, name, legal representative or other middle and senior management personnel, it shall notify Party B in writing within seven days after the change.

13.9 Before paying off the principal and interest of Party B's loan, Party A shall not sell specific assets, pay off other long-term debts in advance, or provide additional debt guarantees for third parties without Party B's consent.

13. 10 Party A shall not sign any contract with any third party that is detrimental to Party B's rights and interests under this contract.

13.11 If the guarantor violates any obligation or statement, guarantee and commitment stipulated in the guarantee contract, or loses the guarantee ability, Party A shall immediately provide a new guarantee approved by Party B or pay off the loan under this contract in advance.

13.12 Party A shall promptly sign for all kinds of notices sent by Party B or delivered by other means.

13.13 Party A shall strengthen environmental and social risk management, and accept and cooperate with the supervision and inspection of Party B or its recognized third party. If required by Party B, submit the environmental and social risk report to Party B in time.

Article 14 Rights and obligations of Party B.

14.1 Have the right to request Party A to provide information related to the loan under this contract.

14.2 Have the right to supervise and inspect the use of the loan under this contract, and know about Party A's business activities, financial situation, guarantee and debt disputes.

14.3 Party A has the right to ask Party A to open a settlement account in the institution designated by Party B, and monitor these accounts in accordance with the relevant provisions of this contract.

14.4 Party B has the right to participate in Party A's large-scale financing, asset sale, merger, division, shareholding system reform, bankruptcy liquidation and other activities without violating laws, regulations and regulatory provisions, and safeguard its creditor's rights.

14.5 In the process of loan payment, if Party A's credit status declines, the profitability of its main business is not strong, the loan funds are not used according to the agreed purpose or the loan funds are not paid according to the agreed method, Party B has the right to change the loan payment conditions and payment methods, or take measures such as stopping the issuance and payment of the loan funds, announcing that all the loans that have been issued are due immediately, and withdrawing the loan principal and interest in advance.

14.6 Before the loan expires, if all the loan funds of Party A are withdrawn in advance, Party B has the right to withdraw the loan in advance according to the withdrawal of Party A's funds.

14.7 Party B shall keep confidential the information provided by Party A and the information inquired by Party B.. Party B has the right to abide by laws, regulations,

Keep the information provided by Party A and the information inquired by Party B for internal use within the time limit prescribed by the regulatory and competent authorities (if the time limit exceeds the above time limit, Party B has the right to destroy it); Have the right to provide information according to laws, regulations, regulatory provisions and mandatory orders of judicial organs; Have the right to disclose the information to Party B's agent and cooperative organization for the purpose of this agreement, and obtain the confidentiality commitment of the agent and cooperative organization.

14.8 During the validity period of this contract, when Party B changes its domicile, it shall promptly issue a notice of change of address.

Article 15 Liability for breach of contract

15.1 After this contract comes into effect, both parties shall perform their obligations under this contract. Any party's failure or incomplete performance of the obligations stipulated in this contract, or violation of its statements, guarantees and commitments under this contract, shall constitute a breach of this contract, and shall be liable for breach of contract.

15.2 Due to the reasons of Party A or the guarantor under this contract, Party B has the right to terminate this contract and withdraw the loan in advance if Party A fails to complete the corresponding guarantee formalities in this contract, or Party A fails to go through the withdrawal formalities at Party B's place at the time agreed in this contract, which exceeds the loan granting time agreed in this contract for 30 days (including legal holidays and rest days).

15.3 If Party A fails to repay the loan principal due (including early maturity) according to the repayment period agreed in this contract, an additional 50% of the interest rate agreed in this contract will be charged as the default interest rate from the overdue date; If Party A fails to pay the interest on time within the loan term, compound interest shall be calculated according to the loan interest rate agreed in this contract; The interest still unpaid after loans overdue shall be compounded according to the default interest rate agreed in this paragraph.

15.4 If Party A does not use the loan according to the loan purpose agreed in this contract, an additional 100% of the interest rate agreed in this contract will be charged as the default interest rate from the date of default, and the default interest and compound interest will be collected.

15.5 If the loan under this contract is overdue or not used according to the purpose agreed in the contract, the overdue interest, default interest and compound interest will be collected monthly.

15.6 If Party B adopts litigation to realize creditor's rights due to Party A's breach of contract, Party A shall bear the appraisal fee, evaluation fee, auction fee, legal fee, arbitration fee, notary fee, attorney's fee and other reasonable expenses for realizing creditor's rights paid by Party B.

Article 16 Withdraw the loan in advance.

In case of any of the following acts of Party A, Party B has the right to announce that all the loans that have been issued are due immediately, recover the principal and interest of the loans that have been issued in advance, stop the continued issuance of loans, and take corresponding measures according to law:

16.1 Party A fails to use the loan according to the loan purpose agreed in this contract or fails to pay the principal, interest and other payables in full and on time;

16.2 Party A fails to pay the loan funds in the agreed way;

16.3 Party A breaks through the agreed financial indicators;

16.4 Party A fails to use the loan funds in the agreed way;

16.5 Party A violates the contract and evades Party B's entrusted payment by breaking it into parts;

16. 6 Party A provides Party B with false or concealed financial statements and other loan information or conceals important business financial facts;

16.7 Refusing to accept Party B's supervision and inspection of its use of loans and related production, business and financial activities;

16.8 Party A uses the loan to make equity investment;

16.9 Party A uses the loan to engage in speculative business or other illegal or illegal transactions in securities, futures, real estate, etc.;

16.10 Party A takes loans for borrowing to obtain illegal income;

16.11 Party A fraudulently obtains loans;

16.12. Making use of false contracts with related parties, providing pledge to Party B with bills receivable, accounts receivable and other creditor's rights without actual trade background, and withdrawing bank funds;

16.13 Intentional evasion of bank claims through related party transactions;

16.14 Party A violates any contract or agreement signed with others (including Party B in this contract) as a party, or its unilateral promise or guarantee, which constitutes a serious breach of other debts;

16.15 Changes in Party A's operating mode, its own system, solvency or legal status, including but not limited to foreign investment, substantial increase in debt financing, contracting, leasing, custody, asset restructuring, debt restructuring, equity transfer, shareholding system reform, joint venture, merger (merger), acquisition, division, paid transfer of property rights, joint venture (cooperation), reduction of registered capital or application for suspension of business and rectification, and dissolution.

16.16 The guarantee under this contract has changed to the detriment of Party B's creditor's rights, including but not limited to the damage, loss and value reduction of the collateral and pledge, or the guarantor violates any obligation set for it in the guarantee contract and Party A fails to provide the required new guarantee as required by Party B;

16.17 The guarantee contract or other guarantee methods are not effective, invalid, or announced to be revoked, or the guarantor partially or completely loses the guarantee ability or explicitly fails to perform the guarantee obligation, or the guarantor violates any obligation or promise stipulated in the guarantee contract or the contract signed with the third party, and Party A fails to provide the required new guarantee as required by Party B;

16.18 The statements and guarantees made by Party A are untrue, inaccurate or have significant concealment;

16.19 Party A explicitly expresses or shows by its own behavior that it fails to perform its obligations under this contract;

16. 20 Party A violates any other obligations and commitments agreed in this contract, which Party B believes is enough to affect the realization of its creditor's rights;

16.21 Party A's statement in the withdrawal application and/or the attached withdrawal application materials are untrue or Party A violates the commitments in the withdrawal application;

16. 22 Party A's violation of food safety, safe production, environmental protection and other laws and regulations related to environmental and social risk management, regulatory provisions or industry standards have caused liability accidents and major environmental and social risk events, which have affected or may affect the performance of its obligations under this contract;

16.23 Party A's business and financial situation deteriorated, and it was unable to pay off due debts, or involved in major economic litigation or arbitration and other legal disputes, which seriously affected and threatened the realization of Party B's creditor's rights;

16.24 The overall credit status, business status and financial status of the group customers to which Party A belongs are in serious crisis, which poses a significant threat to the loan security of Party B;

16.25 Party A goes out of business, is dissolved, goes out of business, has its business license revoked, or is cancelled;

16. 26 Other circumstances that may threaten the realization of Party B's creditor's rights under this contract or cause serious losses have occurred.

Article 17 Entry into force of the contract

This contract shall come into force as of the date of signing by both parties.

Article 18 Assignment and change of contract

18.1 Party A agrees that after this contract comes into effect, Party B can transfer all or part of the creditor's rights under this contract to a third party.

18.2 After this contract comes into effect, when Party A transfers all or part of the debt under this contract to a third party, it must submit to Party B in advance a written document that the guarantor agrees to continue to undertake the guarantee obligation after the transfer or provide a new guarantee, with the written consent of Party B.

18.3 After this contract comes into effect, either party of Party A and Party B shall not change it without authorization. In case of any change, Party A and Party B shall reach a written change agreement.

18.4 If Party A requests the loan extension under this contract, it will sign an extension agreement after Party B's examination and approval. If Party B does not agree to the extension, Party A shall still fulfill the repayment obligations as agreed in this contract.

Article 19 Confidentiality

Either party has the obligation to keep confidential the other party's trade secrets, contract terms and other information related to interests obtained during the signing and performance of the contract; Unless otherwise stipulated by laws, regulations, regulatory policies, etc., the above information shall not be disclosed or leaked to any third party without the consent of the other party.

Article 20 Governing Law and Dispute Resolution

20.1 This contract is governed by the laws of the People's Republic of China.

20.2 All disputes arising from this contract between Party A and Party B shall be settled through consultation; If negotiation fails, both parties choose to solve the problem in the following ways:

☒ Sue to/the people's court;

☑ Apply to China International Economic and Trade Arbitration Commission for arbitration.

Article 21 Notice and service

During the validity period of the contract, if the information of Party A, such as the legal person name, legal representative, domicile and telephone number of Party A, contained on the front page of this contract changes without written notice to Party B, all documents sent by Party B to Party A according to the information of Party A contained in this contract shall be deemed as being served.

Article 22 Supplementary Provisions

21. If Party A and Party B have signed the Maximum Financing Contract No.  / ,this contract:

☒ It is a specific business contract under the Maximum Financing Contract.

☒ Manage independently from the Maximum Financing Contract.

If the above matters are not explicitly agreed or unclear by both parties, this contract will automatically become the specific business contract under the Maximum Financing Contract signed by both parties.

22.2 Party A authorizes Party B to provide the information related to this contract and other relevant information to the basic credit information database of the People's Bank of China or other legally established credit databases according to the provisions of relevant laws, regulations or other normative documents or the requirements of financial regulatory authorities, so as to be consulted and used by institutions or individuals with appropriate qualifications. At the same time, Party B is authorized to inquire Party A's relevant information through the basic credit information database of the People's Bank of China and other legally established credit databases for the purpose of the conclusion and performance of this contract.

22.3 If one party of the contract proposes to amend the contract in order to comply with the changed laws and regulations, judicial interpretation and regulatory provisions, the other party shall cooperate. Otherwise, the undistributed loans will be stopped.

22.4 Other matters agreed by both parties.

1. All disputes arising from or related to this contract shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in Shenzhen in accordance with its current effective financial dispute arbitration rules. 2. If Party A applies for prepayment, Party B has the right to collect prepayment penalty according to the following standards:

1. If the original loan term is less than 6 months. (including 6 months), no penalty will be charged; 2. The original term of the loan is within 1 year (including 1 year), and the prepayment will be charged at 0.3% of the loan balance; 3. The original term of the loan is within 3 years (including 3 years). If the loan is repaid in advance within 1 year after the loan is released, 1.5% of the loan balance will be collected; If the loan is repaid in advance in less than 2 years, 1% will be charged according to the loan balance; 4. The original term of the loan is more than 5 years (including 5 years). If the loan is repaid in advance within 1 year after the loan is released, 1.5% will be charged according to the loan balance; If the loan is repaid in advance in less than 2 years, 1% will be charged according to the loan balance; If the loan is repaid in advance in less than 3 years, 0.5% will be charged according to the loan balance.

22.5 When selecting options by way under this contract, a tick indicates that this clause is applicable, and an “×” indicates that this clause is not applicable.

22.6 One copy for Party A, two copies for Party B and one copy for mortgage registrant, all of which have the same legal effect.

22.7 The relevant annexes under this contract are an integral part of this contract and have the same legal effect as this contract.

22.8 Party B has taken reasonable measures to draw the attention of Party A to the clauses exempting or restricting Party B's responsibilities under this contract, and fully explained the relevant clauses according to the requirements of Party A; Party A and Party B have no objection to the understanding of all clauses of this contract.

Attachment: Application for Withdrawal of Working Capital Loan

Signature page (this page has no text)

Party A: (Seal)

Legal representative:	/s/ Yong Bai
(or entrusted agent)	(Signature)

December 27, 2018
(affixed with corporate seal)

Party B: (Seal)

Legal representative:	/s/ Jian Xiao
(or entrusted agent)	(Signature)

December 27, 2018
(affixed with corporate seal)

Supplementary Agreement to Working Capital Loan Contract

In view of the fact that Party A and Party B have signed the Working Capital Loan Contract (Contract No.: SHZZX3910120180068), both parties now make a supplementary agreement: during the loan period, if the mortgage rate of the existing property is higher than the mortgage rate approved by the credit, the borrower shall provide supplementary guarantee or negotiate with Party A to change the loan amount, term, interest rate, repayment amount of each installment, etc. in the loan contract; otherwise, Party B has the right to take it according to the contract.

Party A:	/s/ Yong Bai	(official seal)

(If the borrower is a unit, it must be stamped with the official seal and signed by the legal representative or its entrusted agent)

December 27, 2018

(affixed with corporate seal)

Party B:	/s/ Jian Xiao	(official seal)

Legal representative/principal responsible person/:

(or entrusted agent) (signature or seal)

December 27, 2018

(affixed with corporate seal)

Attachment:

Supplementary Agreement

This agreement is a supplementary agreement to the Working Capital Loan Contract with the number SHZZX3910120180068.

When the loan under the Working Capital Loan Contract is issued, Party A and Party B have the right to change the loan interest rate agreed in this contract according to the actual situation and determine it in the loan voucher. If the loan interest rate recorded in the loan voucher under this contract is inconsistent with the loan interest rate agreed in this contract, the interest rate recorded in the loan voucher under this contract shall prevail. After the loan is issued, if the People's Bank of China adjusts the benchmark loan interest rate for the same period, the floating rate of interest rate shall be determined according to the floating rate between the interest rate recorded in the loan voucher and the benchmark loan interest rate for the same period published by the People's Bank of China at the time of loan issuance, except that the interest rate agreed in the contract remains unchanged.

Party A:	/s/ Yong Bai	(Seal)

Legal representative:

(or entrusted agent)    (Signature)

December 27, 2018

(affixed with corporate seal)

Party B:	/s/ Jian Xiao	(Seal)

Legal representative/principal responsible person:

(or entrusted agent)    (Signature)

December 27, 2018

(affixed with corporate seal)